EXHIBIT 99.1

1111 South Arroyo Parkway 7084 P.O. Box 7084 Pasadena, California 91105-7084 U.S.A. 1.626.578.3500 Fax 1.626.578.6916	Press Release

FOR IMMEDIATE RELEASE	January 21, 2004

For additional information contact:

John W. Prosser, Jr.

Senior Vice President, Finance and Administration

626.578.6803

Jacobs Engineering Group Inc. Reports Record Earnings

for the First Quarter of Fiscal 2004

PASADENA, CALIF. – Jacobs Engineering Group Inc. (NYSE: JEC) today announced record net earnings of $33.8 million, or $0.59 per diluted share, on revenues of $1.1 billion for the first quarter of fiscal 2004 ended December 31, 2003. This compares to net earnings of $30.1 million, or $0.54 per diluted share, on revenues of $1.2 billion for the first quarter of fiscal 2003.

Jacobs also announced backlog at December 31, 2003 totaling $7.1 billion, including a technical professional services component of $3.5 billion. This compares to total backlog and technical professional services backlog of $6.7 billion and $3.1 billion, respectively, at December 31, 2002.

Commenting on the results for the first quarter of fiscal 2004, Jacobs CEO Noel G. Watson stated, “Fiscal 2004 is off to a good start. Our net earnings were up 12.1% and our earnings per share were up 9.3% from the first quarter of fiscal 2003. Our cash flows remain strong as well. We had another good sales quarter, and the prospects remain strong.”

In commenting on the earnings outlook for fiscal 2004, Jacobs CFO John W. Prosser, Jr. stated, “The Company’s long-term, average growth rate target is 15% per year. However, our earnings guidance for fiscal 2004 is between $2.50 and $2.55 per share.”

Jacobs will host a conference call at 11:00 a.m. Eastern time on Thursday, January 22, 2004, which will be webcast live on the Internet on www.jacobs.com. The taped teleconference is accessible from any touch-tone phone and will be available 24 hours a day through January 29, 2004. The dial-in number for the audio replay is 719.457.0820 (reference code 139298).

Jacobs, with over 35,000 employees and revenues approaching $5.0 billion, provides technical, professional, and construction services globally.

[ MORE ]

Jacobs Engineering Group Inc.

JACOBS	Press Release (Continued) Page 2 of 4

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management’s best judgement as to what may occur in the future. However, Jacobs’ actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions (“Future Factors”), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section “Forward-Looking Statements” included in Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s 2003 Annual Report on Form 10-K.

[ MORE ]

JACOBS	Press Release (Continued)

Financial Highlights:

Results of Operations (in thousands, except per-share data)

	Three Months Ended December 31
	2003	2002
Revenues	$1,135,129	$1,218,680
Costs and Expenses:
Direct costs of contracts	(972,867)	(1,067,634)
Selling, general and administrative expenses	(109,844)	(104,203)

Operating Profit	52,418	46,843
Other (Expense) Income:
Interest income	960	251
Interest expense	(816)	(1,231)
Miscellaneous (expense) income, net	(562)	506

Total other expense, net	(418)	(474)

Earnings Before Taxes	52,000	46,369
Income Tax Expense	(18,200)	(16,229)

Net Earnings	$33,800	$30,140

Earnings Per Share:
Basic	$0.61	$0.55
Diluted	$0.59	$0.54

Weighted Average Shares Used to Calculate Earnings Per Share:
Basic	55,854	54,780
Diluted	57,336	55,804

JACOBS	Press Release (Continued)

Other Operational Information (in thousands)

	Three Months Ended December 31
	2003	2002
Revenues by Major Component:
Technical professional services	$565,962	$524,366
Field services	569,167	694,314

Total	$1,135,129	$1,218,680

Depreciation Before Taxes	$8,620	$8,643

Capital Expenditures	$7,605	$8,178

Selected Balance Sheet and Backlog Information (in thousands):

	At December 31
	2003	2002
Balance Sheet Information:
Cash and cash equivalents	$160,592	$57,258
Net working capital	407,311	270,845
Total debt	17,825	73,558
Stockholders’ equity	881,696	722,562

Backlog Information:
Technical professional services	$3,509,200	$3,101,600
Field services	3,635,700	3,574,300

Total	$7,144,900	$6,675,900